As filed with the Securities and Exchange Commission on September 15, 1998
                                                      Registration No. 333-36873

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GAY ENTERTAINMENT TELEVISION, INC.
                 (Name of Small Business Issuer in its Charter)

          NEW YORK                          7812                 13-3693919
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number   Identification No.)

           7 EAST 17TH STREET, NEW YORK, NEW YORK 10003 (212) 255-8824 (Address and telephone number of principal executive offices and principal place of business)

                    MARVIN A. SCHWAM, CHIEF EXECUTIVE OFFICER
                       GAY ENTERTAINMENT TELEVISION, INC.
                               7 EAST 17TH STREET
                            NEW YORK, NEW YORK 10003
                                 (212) 255-8824
            (Name, address and telephone number of agent for service)

                                   Copies to:


CHARLES B. PEARLMAN, ESQ.                     NEIL BARITZ, ESQ.
MATTHEW W. MILLER, ESQ.                       DREIER & BARITZ, LLP
ATLAS, PEARLMAN, TROP & BORKSON, P.A.         1515 N. FEDERAL HIGHWAY, SUITE 300
200 EAST LAS OLAS BOULEVARD, SUITE 1900       BOCA RATON, FLORIDA 33431
FORT LAUDERDALE, FLORIDA 33301                (561) 750-0910
(954) 763-1200



         Gay Entertainment Television, Inc. (the "Company") hereby amends its Registration Statement on Form SB- 2 by filing this Post-Effective Amendment No. 1.


                          DE-REGISTRATION OF SECURITIES

         Pursuant to the Company's Registration Statement No. 333-36873, which became effective with the Securities and Exchange Commission on March 20, 1998, 1,882,350 Units were registered under the Securities Act of 1933. Pursuant to the Company's undertaking included in the Registration Statement No. 333-36873, the Company hereby de-registers 1,882,350 Units.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of Manhattan, State of New York, on this 15th day of September, 1998.

                               GAY ENTERTAINMENT TELEVISION, INC.


                               By:         /S/ MARVIN A. SCHWAM
                                  -----------------------------------------
                                  Marvin A. Schwam, Chief Executive Officer